Exhibit 99.1

Markforged Announces Second Quarter 2021 Results

WATERTOWN, Mass. - Markforged Holding Corporation (NYSE: MKFG), creator of the integrated metal and carbon fiber additive manufacturing platform, The Digital Forge, today announced the results of MarkForged, Inc. from the second quarter ended June 30, 2021.1

Financial Highlights

•	Revenue increased by 44.1% to $20.4 million in the second quarter of 2021 from $14.2 million in the second quarter of 2020.

•	Gross profit grew 60.0% to $11.9 million in the second quarter of 2021 from $7.5 million in the second quarter of 2020.

•	Gross margins expanded to 58% in the second quarter of 2021 compared to 53% in the second quarter of 2020.

•	EBITDA was ($10.7) million in the second quarter of 2021.

•

Adjusted EBITDA was ($8.9) million in the second quarter of 2021 compared to ($4.7) million in the second quarter of 2020. Adjusted EBITDA includes non-recurring litigation; audit, legal and other expenses associated with the SPAC transaction; and other transitional 2021 public company expenses of $0.9 million and $0.3 million for the three months ending June 30, 2021 and 2020 respectively.

•	Reaffirms previously provided guidance for 2021 annual revenue of $87.6 million, gross profit margin of 58% and Adjusted EBITDA loss of $37 million.

Adjusted EBITDA is a non-GAAP measure. A reconciliation of the GAAP to non-GAAP measure and an explanation of this measure is included below.

On July 14, 2021, MarkForged, Inc. completed its previously-announced merger with one (NYSE: AONE), a special purpose acquisition company, and debuted as Markforged Holding Corporation on the New York Stock Exchange on July 15, 2021 under the ticker symbol “MKFG.”

“We are pleased with our results as we look to continue to build momentum for the remainder of the year,” said Shai Terem, Markforged’s President and Chief Executive Officer. “The Digital Forge is helping solve critical manufacturing and supply chain challenges for our customers. We launched new key products and software updates this quarter as part of our strategy to meet the growing demand for our solutions. Our recent debut on the New York Stock Exchange energized and motivated our talented and hardworking team, and I look forward to seeing what we will accomplish together in the remainder of 2021.”

[1]	The results reported in this press release reflect the performance of MarkForged, Inc. prior to the completion of its merger with one on July 14, 2021.

Business Highlights

In the second quarter Markforged launched key products aimed at enhancing the Digital Forge to enable customers to better solve for their manufacturing and supply chain problems directly at the point of need. Metal X Gen 2, Next Day Metal and X7 Field Edition improve the speed, user experience and ability to print anywhere, enabling the Digital Forge to help our customers overcome challenges more quickly and easily than before. The introduction of the FX20, our biggest, fastest and most sophisticated 3D printer, is intended to move the Digital Forge into robust production and help customers produce high-strength, higher performance parts for those operating in demanding and regulated industries like aerospace, defense and automotive.

The financial guidance provided above includes forward-looking statements within the meaning of U.S. securities laws. Markforged’s actual results may differ materially. See “Special Note Regarding Forward-Looking Statements” below.

In preparation for becoming a public company, Markforged continued to build out its management team and Board of Directors with several experienced and talented additions. The company welcomed Mark Schwartz as the Chief Financial Officer and Ken Clayton as Senior Vice President of Global Sales. Kevin Hartz, Carol Meyers, former CMO of Rapid 7, and Alan Masarek, former CEO of Vonage, also joined the Board of Directors upon the completion of the merger.

Conference Call and Webcast Information

Markforged will host a conference call to discuss these financial results and other matters for investors and analysts at 5 p.m ET on August 12, 2021. To participate in the call, please dial 1-877-423-9813, or 1-201-689-8573 for international participants, ten minutes before the scheduled starts.

Participants may access the earnings press release, related materials and the audio webcast by visiting the investors section of the Company’s website at https://investors.markforged.com/

For those unable to listen to the live conference call, a replay will be available on the Company’s website and telephonically through August 26, 2021 by dialing 1-844-512-2921 (U.S. domestic) or 1-412-317-6671 (International), passcode 21996548.

About Markforged

Markforged (NYSE: MKFG) is reimagining how humans build everything by leading a technology-driven transformation of manufacturing with solutions for enterprises and societies throughout the world. The Markforged Digital Forge brings the power and speed of agile software development to industrial manufacturing, combining hardware, software, and materials to solve supply chain problems right at the point-of-need. Engineers, designers, and manufacturing professionals all over the world rely on Markforged metal and composite printers for tooling, fixtures, functional prototyping, and high-value end-use production. Markforged is headquartered in Watertown, Mass., where it designs its products with over 350 employees worldwide. To learn more, visit www.markforged.com.

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe that Adjusted EBITDA, a non-GAAP financial measure, is useful in evaluating the performance of our business.

This non-GAAP measure has limitations as an analytical tool. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

We recommend that you review the reconciliation of this non-GAAP measure to the most directly comparable GAAP financial measure provided in the financial statement tables included below in this press release, and that you not rely on any single financial measure to evaluate our business.

Adjusted EBITDA

We define Adjusted EBITDA, a non-GAAP financial measure, as net loss and comprehensive loss less net interest income; provision for income taxes; depreciation and amortization expense; and stock-based compensation expense. We monitor Adjusted EBITDA as a measure of our overall business performance, which enables us to analyze our past and future performance without the effects of non-cash items and one-time charges. While we believe that Adjusted EBITDA is useful in evaluating our business, Adjusted EBITDA is a non-GAAP financial measure that has limitations as an analytical tool. Adjusted EBITDA can be useful in evaluating our performance by eliminating the effect of financing, capital expenditures, and non-cash expenses such as stock-based compensation, however, we may incur such expenses in the future which could impact future results.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although Markforged believes that it has a reasonable basis for each forward-looking statement contained in this press release, Markforged cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements regarding Markforged’s product roadmap, pipeline and future innovation, and the benefits to consumers, functionality and applications of Markforged’s products. Markforged cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions; the ability of Markforged to maintain its listing on the New York Stock Exchange; the effect of COVID-19 on Markforged’s business and financial results; the outcome of any legal proceedings against Markforged; and those factors discussed under the header “Risk Factors” in the Proxy Statement and Prospectus filed pursuant to Rule 424B(3) with the SEC on June 24, 2021 and those included under the header “Risk Factors” in Markforged’s periodic report on Form 10-Q for the quarter ended June 30, 2021 and other filings with the SEC. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that Markforged will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent Markforged’s views as of the date of this press release. Markforged anticipates that subsequent events and developments will cause its views to change. However, while Markforged may elect to update these forward-looking statements at some point in the future, Markforged has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing Markforged’s views as of any date subsequent to the date of this press release.

Contacts

Markforged

Media

Paulina Bucko, Head of Communications

paulina.bucko@markforged.com

Investors

investors@markforged.com

MARKFORGED, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2021 and December 31, 2020 (In thousands, except share data and par value amounts) (Unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$33,144	$58,715
Accounts receivable, net	17,567	16,601
Inventory	7,926	6,553
Prepaid expenses	1,691	1,496
Other current assets	814	1,373

Total current assets	61,142	84,738
Property and equipment, net	4,480	4,281
Deferred transaction costs	4,884	—
Other assets	645	584

Total assets	$71,151	$89,603

Liabilities, Convertible Preferred Stock, and Stockholders’ Deficit

Current liabilities
Accounts payable	$6,340	$3,369
Accrued expenses	8,432	8,168
Deferred revenue	5,192	6,196
Other current liabilities	331	300

Total current liabilities	20,295	18,033
Long-term debt	—	5,022
Long-term deferred revenue	2,820	2,905
Deferred rent	1,483	1,073
Other liabilities	—	545

Total liabilities	24,598	27,578

Commitments and contingencies (Note 12)
Convertible preferred stock (Note 8)	137,952	137,497
Stockholders’ deficit
Common stock, $0.00001 par value; 183,300,000 shares authorized at June 30, 2021 and December 31, 2020; 42,537,176 and 41,491,257 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	10,724	5,542
Treasury stock, 507,722 shares at cost at June 30, 2021 and December 31, 2020	(1,450)	(1,450)
Accumulated deficit	(100,673)	(79,564)

Total stockholders’ deficit	(91,399)	(75,472)

Total liabilities, convertible preferred stock, and stockholders’ deficit	$71,151	$89,603

MARKFORGED, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS

For the Three and Six Months Ended June 30, 2021 and 2020

(In thousands, except share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$20,419	$14,174	$40,539	$31,875
Cost of revenue	8,496	6,720	16,435	14,997

Gross profit	11,923	7,454	24,104	16,878

Operating expense
Sales and marketing	8,255	5,296	15,312	11,761
Research and development	6,444	4,206	11,703	8,852
General and administrative	7,959	3,623	16,822	7,250

Total operating expense	22,658	13,125	43,837	27,863

Loss from operations	(10,735)	(5,671)	(19,733)	(10,985)

Other (expense) income, net	(345)	10	(1,368)	23
Interest expense	(5)	(20)	(9)	(29)
Interest income	1	21	3	144

Loss before income taxes	(11,084)	(5,660)	(21,107)	(10,847)

Income tax expense	6	29	2	87

Net loss and comprehensive loss	$(11,090)	$(5,689)	$(21,109)	$(10,934)

Weighted average shares outstanding basic and diluted	41,853,841	39,980,784	41,638,004	39,856,193

Basic and diluted net loss per common share	$(0.26)	$(0.14)	$(0.51)	$(0.27)

MARKFORGED, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

For the Three Months Ended June 30, 2021 and 2020

(In thousands, except share data) (Unaudited)

	Three Months Ended June 30,
	2021	2020
Total Revenue	$20,419	$14,174

Gross Profit	11,923	7,454
Gross Margin %	58%	53%
Operating Expenses	22,658	13,125

Operating Loss	(10,735)	(5,671)
Other Income (Expense)	(345)	10
Depreciation & Amortization	411	456

EBITDA	(10,669)	(5,205)
Stock-Based Compensation	1,777	503

Adjusted EBITDA	$(8,892)	$(4,702)